JOINT FILING AGREEMENT




      The undersigned hereby agree that this amended Statement on Schedule 13D with respect to the Class A Subordinate Shares of CGI Group Inc. of even date herewith is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:   January 26, 2007

                               BCE Inc.

                               By:  /s/ Martine Turcotte
                               --------------------------------------
                               Name:  Martine Turcotte
                               Title: Chief Legal Officer


                               Bell Canada, as administrator of the
                               Bell Canada Pension Plan

                               By:   /s/ Michael T. Boychuk
                               --------------------------------------
                               Name:  Michael T. Boychuk
                               Title: Senior Vice-President and Treasurer


                               Bimcor Inc.

                               By:   /s/ Brian Kouri
                               --------------------------------------
                               Name:  Brian Kouri
                               Title: Vice-President Finance and
                                      Administration